UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012 (February 9, 2012)

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-168129	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Form 8-K/A amends and supplements the Current Report on Form 8-K of CNL Healthcare Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 9, 2012 (the “Initial Form 8-K”).

The Initial Form 8-K stated that Exhibit 3.2 contained an amendment to the Company’s bylaws to reflect the Company’s change in its name to “CNL Healthcare Trust, Inc.” which was approved by the board of directors of the Company on February 9, 2012 (the “Amendment to the Bylaws”). However, the Amendment to the Bylaws attached as Exhibit 3.2 to the Initial Form 8-K was a form of Amended and Restated Bylaws of CNL Healthcare Trust, Inc. dated May 20, 2011, which attachment was in error. The Amended and Restated Bylaws of CNL Healthcare Trust, Inc. dated May 20, 2011, which were filed as Exhibit 3.2 to the Initial Form 8-K were never adopted or approved by the board of directors of the Company.

This Form 8-K/A is being filed solely to delete as Exhibit 3.2 to the Initial Form 8-K the Amended and Restated Bylaws of CNL Healthcare Trust, Inc. dated May 20, 2011 and to replace the same with that certain Amendment to the Bylaws of CNL Properties Trust, Inc. dated February 9, 2012. There are no other changes to the information provided by the Company in the Initial Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation as effective with the State Department of Assessments and Taxation of the State of Maryland on February 9, 2012 (Filed as an exhibit of the same number to the Initial Form 8-K.)

3.2.	Amendment No. 1 to Amended and Restated Bylaws of CNL Properties Trust, Inc. dated February 9, 2012 (Filed herewith.)

99.1	Press Release dated February 9, 2012 (Filed as an exhibit of the same number to the Initial Form 8-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Financial Officer

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